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Exhibit 10.2

                            SUMMIT MANAGEMENT COMPANY


                            ARTICLES OF INCORPORATION




                             Dated: February 3, 1994



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                                TABLE OF CONTENTS


                                                                          Page


ARTICLE I      THE COMPANY; DEFINITIONS....................................  1

   Section 1.1     Name....................................................  1
   Section 1.2     Principal Office and Resident Agent.....................  1
   Section 1.3     Purpose and Powers......................................  1
   Section 1.4     Definitions.............................................  2

ARTICLE II     DIRECTORS...................................................  2

   Section 2.1     Number..................................................  2
   Section 2.2     Initial Board; Term.....................................  3
   Section 2.3     Election................................................  3
   Section 2.4     Resignation, Removal or Death...........................  3
   Section 2.5     Powers..................................................  4

ARTICLE III    STOCK.......................................................  4

   Section 3.1     Authorized Stock........................................  4
   Section 3.2     Voting and Non-Voting Common Stock......................  4
   Section 3.3     Classification of Stock.................................  4
   Section 3.4     Dividend Rights.........................................  4
   Section 3.5     Rights Upon Liquidation.................................  4
   Section 3.6     Voting Rights...........................................  5
   Section 3.7     Issuance of Stock.......................................  5
   Section 3.8     Preemptive Rights.......................................  5

ARTICLE IV     RESTRICTIONS ON TRANSFER....................................  5

   Section 4.1    Restrictions on Transfer and Ownership on Non-Voting
                  Common Stock.............................................  5
   Section 4.2    Restrictions on Transfer and Ownership on Voting Common
                  Stock....................................................  5
   Section 4.3    Transfers and Acquisitions Which Would Disqualify Summit
                  Properties Inc.'s REIT Status............................  7



                                       (i)

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ARTICLE V      CONFLICTS OF INTEREST.......................................  7

   Section 5.1    Conflicts of Interest....................................  7

ARTICLE VI     LIMITATION OF LIABILITY AND INDEMNIFICATION.................  8

   Section 6.1    Limitation of Director and Officer Liability.............  8
   Section 6.2    Indemnification..........................................  8

ARTICLE VII    MISCELLANEOUS...............................................  8

   Section 7.1    Amendment of Charter.....................................  8
   Section 7.2    Amendment of Bylaws......................................  8
   Section 7.3    Provisions in Conflict with Law or Regulations...........  9



                                      (ii)

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                            ARTICLES OF INCORPORATION
                                       OF
                            SUMMIT MANAGEMENT COMPANY


         The undersigned, James J. Winn, Jr., whose address is Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen (18) years of age, acting as incorporator, does hereby form a corporation (the "Company") under the Corporations and Associations Article of the Annotated Code of Maryland (the "Corporations Code").


                                    ARTICLE I

                            THE COMPANY; DEFINITIONS

         Section 1.1 Name. The name of the Company is:

                            Summit Management Company


         Section 1.2 Principal Office and Resident Agent. The name and address of the Company's resident agent for service of process in the State of Maryland is The Corporation Trust Incorporated located at 32 South Street, Baltimore, Maryland 21202. The Company's principal office in the State of Maryland is located at the same address. The Company may have such offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

         Section 1.3 Purpose and Powers. The purpose for which the Company is formed and the business or objects to be carried on and promoted by it, within the State of Maryland or elsewhere, is to engage in any lawful act or activity for which corporations may be formed under the Corporations Code. Without limiting the foregoing, the purposes for which the Company is formed include the following:

         A. To engage in the business of managing retail, office, and multi-family properties; and

         B. To enter into any lawful transaction and engage in any lawful activity incidental to or in furtherance of the foregoing purposes.



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         Section 1.4 Definitions. As used in this Charter, the following terms shall have the following meanings unless the context otherwise requires:

         "Bylaws" means the Bylaws of the Company adopted by the Board of Directors.

         "Charter" means these Articles of Incorporation, as amended or supplemented from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Directors" or "Board of Directors" means, collectively, the individuals named in Section 2.2 hereof so long as they continue in office and all other individuals who have been duly elected and qualify as directors of the Company hereunder.

         "Initial Public Offering" means the sale of common stock of Summit Properties Inc. pursuant to Summit Properties Inc.'s first effective registration statement covering such common stock filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         "Stock" means transferable shares of capital stock of the Company of any class or series.

         "Stockholders" means holders of record of outstanding Stock.


                                   ARTICLE II

                                    DIRECTORS

         Section 2.1 Number. The Company shall have a Board of Directors initially consisting of two (2) Directors, which number (i) shall be automatically increased to five (5) effective as of the date immediately following the Initial Public Offering; and (ii) may thereafter be increased or decreased from time to time by the unanimous vote of the Directors then in office or by a majority vote of the Stockholders entitled to vote thereon; provided, however, that the total number of Directors shall be not fewer than the greater of two (2) or the minimum number permitted by the Corporations Code and not more than fifteen (15). No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.



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         Section 2.2 Initial Board; Term. The names and addresses of the initial
Directors (the "Initial Directors") are:

                  Name                                Address

         William B. McGuire, Jr.          212 South Tryon Street, Suite 500
                                          Charlotte, North Carolina  28281

         William F. Paulsen               212 South Tryon Street, Suite 500
                                          Charlotte, North Carolina  28281

The term of the Initial Directors shall commence on the date hereof and shall continue until the annual meeting of Stockholders held in 1997 and until their successors shall have been duly elected and qualified. Effective as of the date immediately following the date of the Initial Public Offering, the number of Directors shall automatically be increased to five (5), whereupon the Directors, including the Initial Directors, shall be divided into three classes, as nearly equal in number as possible and initially consisting of two (2), one (1) and two
(2) members, respectively, with the term of office of one class expiring each year. One class of Directors, consisting of two (2) members, shall hold office initially for a term expiring at the annual meeting of Stockholders in 1995; another class, consisting of one (1) member, shall hold office initially for a term expiring at the annual meeting of Stockholders in 1996; and another class, consisting of two (2) members, shall hold office initially for a term expiring at the annual meeting of Stockholders in 1997.

         Section 2.3 Election. Beginning with the annual meeting of Stockholders in 1995 and at each succeeding annual meeting of Stockholders, the director(s) of the class of Directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting by a vote of a plurality of Stockholders entitled to vote thereon. Each Director will hold office for the term for which he is elected and until his successor is duly elected and qualified. Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the Stockholders entitled to vote thereon or a vote of a majority of the entire Board of Directors (as increased) and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the Stockholders entitled to vote thereon or a majority of the Directors then in office.

         Section 2.4 Resignation, Removal or Death. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Company of such notice or upon any future date specified in the notice. A Director may be removed from office, but only for cause and only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of

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not less than two-thirds of the Stock then outstanding and entitled to vote in the election of Directors, voting together as a single class.

         Section 2.5 Powers. Subject to the express limitations herein or in the Bylaws, the business and affairs of the Company shall be managed under the direction of the Board of Directors. This Charter shall be construed with a presumption in favor of the grant of power and authority to the Directors.


                                   ARTICLE III

                                      STOCK

         Section 3.1 Authorized Stock. The total number of shares of Stock of all classes which the Company has authority to issue is ten thousand (10,000) shares, par value $.01 per share, initially consisting of five thousand (5,000) shares of Voting Common Stock and five thousand (5,000) shares of Non-Voting Common Stock.

         Section 3.2 Voting and Non-Voting Common Stock. The powers, preferences and rights of, and the qualifications of, and limitations and restrictions upon, the Voting and NonVoting Common Stock shall be identical except (unless and to the extent otherwise made mandatory by law): (i) the holders of Non-Voting Common Stock shall have no right to vote for the election of Directors or for any other purpose; (ii) the holders of Voting Common Stock shall have no right to share in any dividend declared or distribution made by the Company; and (iii) the holders of Voting Common Stock are subject to the transfer and ownership restrictions provided in Article IV. The aggregate par value of all the authorized shares is $100.

         Section 3.3 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of those shares of Stock.

         Section 3.4 Dividend Rights. As provided in Section 3.1 above, only the holders of shares of Non-Voting Common Stock shall be entitled to receive any dividends declared by the Board of Directors out of funds legally available therefor.

         Section 3.5 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Company, each holder of shares of Non-Voting Common Stock shall be entitled (after payment or provision for payment of the debts and other liabilities of the Company and to the holders of any class of Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Company) to share ratably in the remaining net

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assets of the Company, together with the holders of any other class of Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Company. As provided in
Section 3.1 above, holders of Voting Common Stock shall not be entitled to share in any distribution of assets of the Company upon its voluntary or involuntary liquidation, dissolution or winding up, or otherwise.

         Section 3.6 Voting Rights. Each share of Voting Common Stock shall have one vote, and except as otherwise provided in respect of any class of Stock hereafter classified or reclassified, the exclusive voting power of all Stock of the company for all purposes shall be vested in the holders of Voting Common Stock.

         Section 3.7 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or dividend), subject to such restrictions or limitations, if any, as may be set forth in this Charter or the Bylaws of the Company.

         Section 3.8 Preemptive Rights. No holder of any Stock or any other securities of the Company, whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any Stock or any other securities of the Company other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of Stock or other securities at the time outstanding.


                                   ARTICLE IV

                     RESTRICTIONS ON TRANSFER AND OWNERSHIP

         Section 4.1 Restrictions on Transfer and Ownership on Non-Voting Common Stock. Except as otherwise provided herein, shares of Non-Voting Common Stock shall be freely transferable by the record owner thereof, and shall bear no restrictions on ownership.

         Section 4.2 Restrictions on Transfer and Ownership on Voting Common Stock. Shares of Voting Common Stock shall be subject to the following restrictions on transfer and ownership. For purposes of this Article IV, a "transfer" of shares of Stock shall mean any sale, transfer, gift, hypothecation, pledge, assignment, or other disposition, whether voluntary or involuntary, by operation of law or otherwise.


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                         4.2.1 Restrictions on Transfer. Except in the case of
         any issuance or exchange of any other Stock, securities or property pursuant to any recapitalization, reorganization, merger or consolidation, neither the holder of Voting Common Stock nor any representative of his estate shall transfer any shares of Voting Common Stock of the Company to any person, trust, association, partnership, firm, corporation or other legal entity, without first giving written notice to the Offeree (as hereinafter defined) of (i) the number of shares of Voting Common Stock which the holder or such representative proposes to dispose, (ii) the proposed transferee thereof, and (iii) the bona fide terms of the proposed transfer. Such notice shall constitute an offer to sell or transfer to the Offeree all, but not less than all, of the shares of Voting Common Stock which the holder or such representative proposes to dispose, at the price (net of any commissions or discounts that would have been deducted from the proceeds of the proposed transfer) and on the bona fide terms set forth in the notice; provided, that the Offeree shall have the right to substitute cash, shares of common stock of Summit Properties Inc., limited partnership interests in Summit Properties Partnership, L.P. or other consideration of a similar type and substantially equivalent value if the Offeree cannot practicably pay the consideration offered in the bona fide offer (e.g., if the consideration is specific land or interests in a privately-held entity). As used herein, the term "Offeree" shall mean (i) Summit Properties Partnership, L.P. or the Company (who shall each have sixty (60) days from the date of receipt of the notice to accept the offer), (ii) if neither Summit Properties Partnership, L.P. nor the Company purchases the shares offered, any Successor to the holder (as defined below) (who shall have an additional sixty (60) days to accept such offer), or (iii) if there is no Successor at such time, the Secretary of the Company (who shall have the same time to accept the offer as would have a Successor). If such offer is not accepted by the Offeree, then the holder of Voting Common Stock or a representative of his estate shall be free to dispose of all, but not less than all, of the shares of Voting Common Stock he or it has proposed to dispose; provided, however, that any such disposition must be consummated within sixty (60) days from the expiration of the longest period during which an Offeree could have accepted such offer, and such disposition must be strictly in accordance with the bona fide terms of the proposed disposition described in the written notice to the Offeree. If such disposition is not completed within the sixty (60) day period, the offer described above shall be considered as not having been made. Any change in the price or terms of the disposition of the shares of Voting Common Stock from the price and terms described in the written notice shall constitute a new offer for which a new notice and sixty (60) day offering period must be given.

                         4.2.1 Restrictions on Ownership. Upon the termination of the employment with the Company of a holder of Voting Common Stock for any reason (including, but not limited to, death, disability or voluntary separation), Summit Properties Partnership, L.P. and the Company shall have the option to purchase all shares of Voting Common Stock of the Company owned by such holder for cash within

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         sixty (60) days after the date of such termination (the "Termination
         Date"). If neither Summit Properties Partnership, L.P. nor the Company purchases the shares subject to such option, then the holder's successor as an officer of the Company (the "Successor") will have the option to purchase the shares owned by the holder for cash within the later of (i) sixty (60) days after the Termination Date, and (ii) thirty (30) days after the Successor is elected or appointed as Successor. The option price of the shares to be purchased shall be the net book value of such shares as reflected on the Company's regular financial statements on the Termination Date, or if such date is not the last day of the month, then as of the last day of the month preceding such Termination Date, reduced by any distributions of cash or property (except Voting Common Stock) made since such date.

         Section 4.3 Transfers and Acquisitions Which Would Disqualify Summit Properties Inc.'s REIT Status. Any transfer or acquisition of Voting or Non-Voting Common Stock which would result in the disqualification of Summit Properties Inc. as a real estate investment trust under the Code shall be void ab initio.


                                    ARTICLE V

                              CONFLICTS OF INTEREST

         Section 5.1 Conflicts of Interest. Any Director or officer individually, or any firm of which any Director or officer may be a member, or any corporation or association of which any Director or officer may be a director or officer or in which any Director or officer may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors, or the committee thereof that approved such contract or transaction, and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested Directors, or (b) such fact shall have been disclosed or shall have been known to the Stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the Stockholders entitled to vote, other than the shares of Voting Common Stock owned of record or beneficially by the interested Director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Company. Any Director of the Company who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Company which shall authorize any such contract or transaction, with like force and effect as if he were not such a

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director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.


                                   ARTICLE VI

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 6.1 Limitation of Director and Officer Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages. Neither the amendment nor repeal of this Section 6.1, nor the adoption or amendment of any other provision of this Charter inconsistent with this Section 6.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred, in whole or in part, prior to such amendment, repeal or adoption.

         Section 6.2 Indemnification. The Company shall indemnify (i) its Directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by Maryland statutory or decisional law, now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by Maryland laws, and (ii) other employees and agents of the Company whether serving the Company or at its request any other entity, to such extent as shall be authorized by the Directors or the Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Directors may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter or repeal of any of the provisions herein shall limit or eliminate (i) the right of indemnification provided hereunder with respect to acts or omissions occurring, in whole or in part, prior to such amendment or repeal, or (ii) the rights granted under indemnification agreements entered into by the Company and its Directors, officers, agents and employees.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Amendment of Charter. This Charter may be amended by the affirmative vote of the holders of not less than a majority of the shares of Voting Common Stock then outstanding and entitled to vote thereon. Notwithstanding the foregoing, the vote of

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all of the shares of Voting Common Stock outstanding and entitled to vote thereon shall be required to amend Article IV of this Charter.

         Section 7.2 Amendment of Bylaws. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Company in accordance with the terms of the Bylaws.

         Section 7.3 Provisions in Conflict with Law or Regulations.

                           7.3.1. The provisions of this Charter are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the Company's parent's, Summit Properties Inc.'s, desire to maintain its status as a real estate investment trust under the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 7.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                           7.3.2. If any provision of this Charter or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Charter shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.



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         IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on February 3, 1994.


                                            By:      /s/ JAMES J. WINN, JR.
                                                     ----------------------
                                                     James J. Winn, Jr.